Report of Independent Registered
Public Accounting Firm
To the Board of Trustees and
Shareholders of
Franklin Strategic Mortgage
Portfolio:

In planning and performing our audit
of the financial statements of
Franklin Strategic Mortgage Portfolio
(the "Fund") for the year ended
September 30, 2004, we considered its
internal control, including control
activities for safeguarding
securities, in order to determine our
auditing procedures for the purpose
of expressing our opinion on the
financial statements and to comply
with the requirements of Form N-SAR,
not to provide assurance on internal
control.

The management of the Fund is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of
controls. Generally, controls that
are relevant to an audit pertain to
the entity's objective of preparing
financial statements for external
purposes that are fairly presented in
conformity with generally accepted
accounting principles. Those controls
include the safeguarding of assets
against unauthorized acquisition, use
or disposition.

Because of inherent limitations in
internal control, errors or fraud may
occur and not be detected.  Also,
projection of any evaluation of
internal control to future periods is
subject to the risk that controls may
become inadequate because of changes
in conditions or that the
effectiveness of their design and
operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all
matters in internal control that
might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).  A material
weakness, for purposes of this
report, is a condition in which the
design or operation of one or more of
the internal control components does
not reduce to a relatively low level
the risk that misstatements caused by
error or fraud in amounts that would
be material in relation to the
financial statements being audited
may occur and not be detected within
a timely period by employees in the
normal course of performing their
assigned functions.  However, we
noted no matters involving internal
control and its operation, including
controls for safeguarding securities,
that we consider to be material
weaknesses as defined above as of
September 30, 2004.

This report is intended solely for
the information and use of the Board
of Trustees, management and the
Securities and Exchange Commission
and is not intended to be and should
not be used by anyone other than
these specified parties.



PricewaterhouseCoopers LLP
San Francisco, California November
12, 2004